Exhibit 99.1

Excel Trust Announces Third Quarter Results, Increases Dividend

SAN DIEGO, CA, November 10, 2010 (BUSINESS WIRE) — Excel Trust, Inc. (NYSE:EXL) announced today financial and operating results for the third quarter ended September 30, 2010.

Excel Trust reported Funds From Operations (FFO) for the third quarter of $1.1 million or $0.07 per diluted share. Excel Trust reported Adjusted Funds From Operations (AFFO) for the third quarter of $1.5 million, or $0.10 per diluted share. Net loss attributable to common stockholders for the quarter was ($1.1 million), or ($0.07) per diluted share.

Excel Trust considers FFO and AFFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present FFO and AFFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO and AFFO and a definition of both are included at the end of this release.

Fourth Quarter Dividend Declared

The Board of Directors declared a fourth quarter cash dividend of $0.12 per share, compared to a cash dividend of $0.08 per share for the previous quarter, to be paid on January 17, 2011 to stockholders of record as of December 31, 2010.

Guidance

The following guidance is being issued for the fourth quarter 2010 and fiscal year 2011.

	Q4 2010	FY 2011
FFO per share	$0.14 - $0.18	$0.80 - $0.95
Dividends per share	$0.12	$0.60 - $0.75

This guidance contemplates only those transactions which have been publicly announced, and excludes non-recurring items such as transaction costs.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust’s actual results may differ materially from these estimates.

Summary of Significant Activities Since September 30, 2010

Acquisitions

Brandywine Crossing and Rosewick Crossing—Brandywine and La Plata, MD (Washington D.C. Metropolitan Area). Excel Trust acquired these grocery anchored shopping centers on October 1, 2010 for approximately $70.0 million. Built in 2009, Brandywine Crossing has 197,884 square feet of gross leasable area. The property is anchored by Safeway, JoAnn’s, Marshall’s, Costco (non-owned) and Target (non-owned). Built in 2008, Rosewick Crossing has 116,008 square feet of gross leasable area. The property is anchored by Giant Food and Lowe’s (non-owned).

Shops at Foxwood—Ocala, FL. Excel Trust acquired this multi-tenant community shopping center on October 19, 2010 for approximately $12.6 million. Built in 2010, the 78,660 square foot shopping center is currently 93.5% leased and is anchored by a Publix grocery store that relocated from an adjacent center in order to expand its footprint and operations.

Walgreens—Princeton, WV. Excel Trust acquired this property on October 28, 2010 for approximately $4.1 million. Built in 2008, this freestanding retail property has 14,550 square feet of gross leasable area and is leased to Walgreens. Walgreens is the nation’s largest drugstore chain with fiscal 2010 sales of $67 billion. The initial lease term runs through 2033.

Property Expansion

Plaza at Rockwall Phase II—Rockwall, TX. Excel Trust recently commenced construction to expand this retail power center located at the intersection of Highway 205 and I-30 in Rockwall, TX. Plaza at Rockwall Phase II will feature approximately 100,000 square feet of gross leasable area, of which approximately 60% is leased to tenants including Jo-Ann Fabrics, HomeGoods and Vitamin Shoppe. Phase II will complement the 332,989 square feet of existing retail which is anchored by Best Buy, Dick’s Sporting Goods, Staples, JC Penney and Belk.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Thursday, November 11, 2010 at 1:00 p.m. eastern time, either through a live audio webcast on the Investor Relations section of Excel Trust’s web site at http://www.ExcelTrust.com, or live by calling (800) 573-4754 (domestic) or (617) 224-4325 (international) with call ID number 14964711. If you are unable to participate during the live call, it will also be archived on the web site for 7 days.

Supplemental Information

Excel Trust has published a supplemental information package on the Investor Relations section of its web site at http://www.ExcelTrust.com. A copy may also be obtained by written request to Greg Davis, Investor Relations, Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128.

Reconciliation of Net Loss Attributable to Common Stockholders to Funds From Operations

Excel Trust’s FFO and AFFO available to common stockholders and operating partnership unitholders and a reconciliation to net income for the period from July 1, 2010 through September 30, 2010 is as follows:

Three Months Ended 9/30/2010
Net loss attributable to Excel Trust, Inc.	($1,100)

Add:
Depreciation and amortization	2,248

Funds from operations	1,148

Add:
Stock-based and other non-cash compensation expense	131
Deferred financing cost amortization	126
Transaction costs	291

Deduct:
Straight-line effects of lease revenue	(100)
Amortization of above and below market leases	(78)
Non-incremental capital expenditures	(30)

Adjusted funds from operations	$1,488

Weighted average common shares outstanding—diluted	15,510

Funds from operations per share (diluted)	$0.07

Adjusted funds from operations per share (diluted)	$0.10

Reported results are preliminary and not final until the filing of Excel Trust’s quarterly report on Form 10-Q for the third quarter 2010 with the Securities and Exchange Commission and, therefore, remain subject to adjustment.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO): Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Excel Trust computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

About Excel Trust, Inc.

Excel Trust, Inc. is a retail focused REIT that targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. Excel Trust intends to elect to be treated as a REIT, for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2010. Excel Trust trades publicly on the NYSE under the symbol “EXL.” For more information on Excel Trust, please visit www.ExcelTrust.com.

Forward Looking Statements

This release contains forward-looking statements that are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. There can be no assurance that Excel Trust, or the properties it has acquired or expects to acquire or develop, will achieve the projected financial results. These risks include, without limitation: adverse economic or real estate developments in the retail industry or the markets in which Excel Trust operates; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; decreased rental rates or increased vacancy rates; Excel Trust’s failure to obtain necessary outside financing on favorable terms or at all; changes in the availability of additional acquisition opportunities; Excel Trust’s inability to successfully complete real estate acquisitions or successfully operate acquired properties and Excel Trust’s failure to qualify or maintain its status as a REIT. For a further list and description of such risks and uncertainties that could impact Excel Trust’s future results, performance or transactions, see the reports filed by Excel Trust with the Securities and Exchange Commission, including its final prospectus relating to its initial public offering and subsequent quarterly reports on Form 10-Q. Excel Trust disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.